Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 90 to Registration Statement No. 002-93601 on Form N-1A of our report dated September 13, 2010 relating to the financial statements and financial highlights of Fidelity Blue Chip Growth Fund; of our report dated September 20, 2010, for Fidelity Series Small Cap Opportunities Fund; of our report dated September 22, 2010, for Fidelity OTC Portfolio; and of our report dated September 24, 2010, for Fidelity Real Estate Income Fund, appearing in the Annual Report on Form N-CSR of Fidelity Securities Fund for the year ended July 31, 2010, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Independent Registered Public Accounting Firms" in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

September 27, 2010